EXHIBIT 23.2



The Board of Directors
Wintrust Financial Corporation:


         We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Registration Statement on Form S-3 with respect to the registration of 155,433 shares of common stock.



                                    KPMG LLP


Chicago, Illinois
March 2, 2001